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                                                            EXHIBIT 10.7

                                PROMISSORY NOTE
                                  SECURED BY
                                 DEED OF TRUST

 $720,000                                          DATED December 12, 1995


          FOR VALUE RECEIVED, Edward W. Scott, Jr. and Cheryl S. Scott (collectively referred to as "Borrower"), an individual residing at 3464 Spring Creek Lane, Milpitas, California 95035 promises to pay to the order of BEA Systems, Inc., a Delaware corporation ("Lender"), at its offices located at 2465 E. Bayshore Rd., Suite 301, Palo Alto, California 94303, or such other place as Lender may designate from time to time, the principal sum of SEVEN HUNDRED TWENTY THOUSAND AND NO/100 DOLLARS ($720,000.00), or such lesser amount as may be outstanding from time to time, together with interest on the unpaid principal from the date hereof at the rate of interest of seven percent (7%) per annum, compounded annually.

          1.   PAYMENT PROVISIONS.

               1.1 PAYMENT. The principal amount of this Note, and all accrued interest shall be due and payable on the earlier of the following dates ("Maturity"):

                    (a) Eight (8) months after the closing of the Initial Public Offering involving the sale of securities for the account of Lender to the public, the gross proceeds of which exceed $10,000,000 at a price to the public of at least $10.00 per share (appropriately adjusted for any recapitalization of the Common Stock). For purposes of this Section 1.1, the "Initial Public Offering" shall mean the first firm commitment underwritten public offering of the Common Stock of Lender pursuant to an effective registration statement declared effective under the Securities Act of 1933, as amended (other than a registration effected by Lender in connection with an employee benefit plan or a Rule 145 transaction, as defined in Rule 145 of the Securities and Exchange Commission); or

                    (b)       January 1, 2001.

               1.2       VOLUNTARY PREPAYMENT.   Borrower may at any time,
upon seven (7) days prior written notice to Lender, prepay this Note in whole or in part.

               1.3 MANDATORY PREPAYMENT. Concurrently with the execution of this Note, Borrower is entering an Account Agreement with Wells Fargo Bank (the "Account Agreement"). Borrower's obligations under the Account Agreement shall be secured by a first deed of trust on the Property (defined in Section 2 below). In the event the aggregate amount advanced to Borrower under the Account Agreement exceeds $500,000 at any one time, then Borrower shall be required to make principal payments to Lender under this Note within ten (10) days so that sum of the outstanding principal

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balances of this Note and the Account Agreement do not exceed $1,220,000 in the aggregate.

               1.4 INTEREST CALCULATIONS/PAYMENT METHOD. All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Interest shall be compounded annually. Interest and principal shall be paid at Maturity. All payments hereunder shall be made in lawful money of the United States of America and shall be applied first to accrued interest and then to principal.

          2. SECURITY. Payment of this Note is secured by a deed of trust (the "Deed of Trust') of even date herewith, executed by Borrower and covering that certain real property known as 3464 Spring Creek Lane, Milpitas, California 95035, (APN: 042-25-007) (the "Property"). A copy of the Deed of Trust is attached as Exhibit A hereto. The Deed of Trust shall be second only to that of Wells Fargo Bank on the Property evidenced by that certain deed of trust of even date herewith securing Borrower's obligations to Wells Fargo Bank under the Account Agreement (the "Wells Fargo Deed of Trust").

          3. GOVERNING LAW. The terms of this Note shall be construed in accordance with the laws of the State of California.

          4. AMENDMENTS/WAIVERS. Any term of this Note may be amended or waived only upon the written consent of Borrower and Lender.

          5. DEFAULT. All of the following shall be deemed events of default under this Note. Upon the occurrence of any such event of default, at the option of Lender (except with respect to the default described in subsection (c) below, in which case acceleration shall be automatic), the entire principal balance and accrued interest owing hereunder shall at once become due and payable without notice of default or other notices or demands of any kind whatsoever, all of which are hereby expressly waived by Borrower. Lender's failure to exercise such option to accelerate shall not be construed as a waiver of the provisions hereof as regarding any subsequent event.

               (a) Borrower fails to pay the entire principal balance and accrued interest owing under this Note upon Maturity; or

               (b) Borrower fails to pay principal and accrued interest as required under Section 1.3 hereof; or

               (c) Borrower receives a notice of default under the Wells Fargo Deed of Trust or the Account Agreement, which notice of default must be promptly delivered to Lender. The parties agree that a request for notice of default shall be recorded concurrently with the Deed of Trust hereunder; or

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               (d)  Borrower fails fully and timely to perform or observe any other obligation or term of this Note, the Deed of Trust, the Wells Fargo
Deed of Trust or the Account Agreement on its part to be performed or observed in accordance with the terms hereof or thereof; or

               (e) Borrower is the subject of an order for relief by the bankruptcy court, or is unable or admits in writing Borrower's inability to pay Borrower's debts as they mature, or makes an assignment for the benefit of creditors; or Borrower applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for Borrower or for all or any part of Borrower's property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of Borrower, and the appointment continues undischarged or unstayed for sixty
(60) calendar days; or Borrower institutes or consents to any bankruptcy, insolvency or similar proceeding relating to Borrower or to all or any part of Borrower's property under the laws of any jurisdiction; or any similar proceeding is instituted without the consent of Borrower and continues undismissed or unstayed for sixty (60) calendar days; or any judgment, warrant, writ of attachment or execution, or similar process is issued or levied against all or any part of the property of Borrower and is not released, vacated or fully bonded within thirty (30) calendar days after its issue or levy; or

               (f) Borrower encumbers, sells, transfers, or conveys, or permits to be encumbered, sold, transferred, or conveyed, voluntarily or involuntarily, by agreement for sale or in any other manner, all or any portion of the property, regardless of whether the Lender has consented to any previous encumbrance, sale, transfer, or conveyance except for the Wells Fargo Deed of Trust; or

               (g) All or a substantial portion of the Property is condemned, seized or appropriated by a governmental body or agency.

          6. EXERCISE OF POWER BY LENDER. No single or partial exercise of any power hereunder or under the Deed of Trust shall preclude other or further exercises thereof or the exercise of any other power. Lender shall at all times have the right to proceed against any portion of the security for this Note in such order and in such manner as Lender may consider appropriate, without waiving any rights with respect to any of the security. Any delay or omission on the part of Lender in exercising any right hereunder or under the Deed of Trust shall not operate as a waiver of such right, or of any other right under this Note or the Deed of Trust.

          7. SUCCESSORS AND ASSIGNS. This Note shall inure to the benefit of Lender and its successors and assigns.

          8. LIABILITY FOR COSTS AND EXPENSES. Borrower will be liable for all costs and expenses of collection, including reasonable attorneys' fees, incurred in collecting the money due hereunder, whether such items are incurred in or out of litigation, in or out of a bankruptcy case or proceeding, or otherwise.

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          IN WITNESS WHEREOF, this Promissory Note Secured by Deed of Trust is executed as of the date first set forth above.

                                   BORROWER:




                                   /s/ Edward W. Scott, Jr.
                                   -----------------------------
                                   Edward W. Scott, Jr.




                                   /s/ Cheryl S. Scott
                                   -----------------------------
                                   Cheryl S. Scott


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